                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                        ZAPATA CORPORATION SUBSIDIARIES

NAME                                                           PLACE OF INCORPORATION
----                                                           ----------------------
Charged Productions, Inc....................................           Nevada
Omega Protein...............................................           Nevada
Zap.Com Corporation.........................................           Nevada

                                        62